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                                                                    Exhibit 10.1

                          LICENSE AND ROYALTY AGREEMENT

This agreement entered into the 15th day of June, 2003 by and between NanoDynamics, Inc., a corporation with principal offices in Buffalo, NY, hereinafter referred to as LICENSEE, and CLARKSON UNIVERSITY, a corporation with principal offices in Potsdam, New York, hereinafter called CLARKSON,

Whereas, CLARKSON UNIVERSITY and LICENSEE have previously undertaken research and development in the field of micron and submicron powder milling for the synthesis of fine and/or ultra fine simple and composite metallic powders and flakes; and

Whereas, CLARKSON UNIVERSITY and LICENSEE seek to commercialize processes, techniques and products resulting from said field;

Witnesseth:

It is mutually agreed that CLARKSON will exert its best efforts in performing a research program in accordance with the following:

     1.   EFFECTIVE DATE

          This Agreement is effective June 15, 2003 ("Effective Date").

     2.   DEFINITIONS

          As used in this Agreement, the following terms have the meanings indicated:

          A. "Affiliate" means any business entity more than 50% owned by LICENSEE, any business entity which owns more than 50% of LICENSEE, or any business entity that is more than 50% owned by a business entity that owns more than 60% of LICENSEE.

          B. "Licensed Field" means chemical and physical processes developed by Dr. Dan V. Goia including synthesis techniques and milling of micron and submicron powders for the synthesis of fine/ultrafine simple and composite metallic powders and flakes.

          C. "Licensed Product" means any product Sold by LICENSEE comprising Licensed Subject Matter pursuant to this Agreement.

          D. "Licensed Subject Matter" means inventions and discoveries covered by Patent Rights or Technology Rights within the Licensed Field.

          E. "Net Sales" means the gross revenues received by LICENSEE from the Sale of Licensed Products less sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation prepaid or allowed, and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

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          F.   "Patent Rights" means CLARKSON's rights in information or
               discoveries covered by patents and/or patent applications, whether domestic or foreign, and all divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof and any letters patent that issue thereon, which name Dan
               V. Goia as either sole or joint inventor ("Inventor") and which relate to the manufacture, use or sale of Licensed Field.

          G. "Sale or Sold" means the transfer or disposition of a Licensed Product for value to a party other than LICENSEE.

          H. "Technology Rights" means CLARKSON's rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data created by Dan V. Goia (Inventor) at CLARKSON before the Effective Date relating to chemical and physical processes developed by Dr. Dan V. Goia including synthesis techniques and milling of micron and submicron powders for the synthesis of fine/ultrafine simple and composite metallic powders and flakes.

     3.   WARRANTY; SUPERIOR RIGHTS

          A. Except for the rights, if any, of the Government of the United States, as set forth below, CLARKSON represents and warrants its belief that (i) it is the owner of the entire right, title, and interest in and to Licensed Subject Matter, (ii) it has the sole right to grant licenses thereunder, and (iii) it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted to LICENSEE except as stated herein.

          B. LICENSEE understands that the Licensed Subject Matter may have been developed under a funding agreement with the Government of the United States of America, and if so, that the Government may have certain rights relative thereto. This Agreement is explicitly made subject to the Government's rights under any agreement and any applicable law or regulation. If there is a conflict between an agreement, applicable law or regulation and this Agreement, the terms of the Government agreement, applicable law or regulation shall prevail.

          C. LICENSEE understands and acknowledges that CLARKSON, by this Agreement, makes no representation as to the operability or fitness of any use, safety, efficacy, ability to obtain regulatory approval, patentability, and/or breadth of the Licensed Subject Matter. CLARKSON, by this Agreement, also makes no representation as to whether there are any patents now held, or which will be held, by others or by CLARKSON in the Licensed Field, nor does CLARKSON make any representation that the inventors contained in Patent Rights do


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               not infringe any other patents now held or that will be held by others or by CLARKSON.

          D. LICENSEE, by execution hereof, acknowledges, covenants and agrees that it has not been induced in any way by CLARKSON or its employees to enter into this Agreement, and further warrants and represents that (i) it has conducted sufficient due diligence with respect to all items and issues pertaining to this Article 3 and all other matters pertaining to this Agreement; and (ii) Licensee has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence, and agrees to accept all risks inherent herein.

     4.   LICENSE

          A. CLARKSON hereby grants to SPONSOR a royalty-bearing, exclusive worldwide license under Licensed Subject Matter to manufacture, have manufactured, and/or sell Licensed Products for use within Licensed Field. This grant is subject to the payment by LICENSEE to CLARKSON of all consideration as provided herein, and is further subject to rights retained by CLARKSON to:

               a. Publish the general scientific findings from research related to Licensed Subject Matter subject to the terms of
                    Section 12, Confidential Information; and

               b. Use Licensed Subject Matter for research, teaching and other educationally-related purposes,

          B. LICENSEE may extend the license granted herein to any Affiliate if the Affiliate consents to be bound by this Agreement to the same extent as LICENSEE.

     5.   PAYMENT AND REPORTS

          A. In consideration of the rights granted by CLARKSON to LICENSEE under this Agreement, LICENSEE will pay CLARKSON the following;

               a.   A running royalty equal to

          5% of net revenue for Licensed Products sales of first $500,000

          4% of net revenue for Licensed Products sales of next $500,000

          3% of net revenue for Licensed Products sales of next $1,000,000

          2% of net revenue for Licensed Products sales of next $3,000,000

          1% of net revenue for all Licensed Products sales in excess of $5,000,000.


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

          B. In the event that CLARKSON and LICENSEE, upon mutual agreement, amend the license from exclusive to non-exclusive, the royalty rates set herein shall be reduced by 50%.

          C. During the Term of this Agreement and for one year thereafter, LICENSEE agrees to keep complete and accurate records of its Sales and Net Sales of Licensed Products under the license granted in this Agreement in sufficient detail to enable the royalties payable hereunder to be determined. Licensee agrees to permit CLARKSON or its representatives, at CLARKSON's expense, to periodically examine its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this Agreement. If the amounts due to CLARKSON are determined to have been underpaid, LICENSEE will pay the cost of the examination and accrued interest at the highest allowable rate.

          D. Bi-annually, beginning immediately after the Effective Date, LICENSEE must deliver to CLARKSON a true and accurate written report, even if no payments are due CLARKSON, giving the particulars of the business conducted by LICENSEE during the preceding 6 calendar months under this Agreement as are pertinent to calculating payments hereunder. This report will include at least:

               a. The quantities of Licensed Subject Matter that it has produced;

               b.   The total Sales;

               c.   The calculation of royalties thereon; and

               d.   The total royalties computed and due CLARKSON.

          Simultaneously with the delivery of each report, Licensee must pay to CLARKSON the amount, if any, due for the period of each report.

          E. On or before each anniversary of the Effective Date, irrespective of having a first Sale or offer for Sale, LICENSEE must deliver to CLARKSON a written progress report as to LICENSEE's efforts and accomplishments during the preceding year in diligently commercializing Licensed Subject Matter and the LICENSEE's commercialization plans for the upcoming year.

          F. All amounts payable here by LICENSEE must be paid in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks must be payable to CLARKSON UNIVERSITY and addressed to:


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

          Division of Research
          Clarkson University
          Attn: Ms. Constance M. Ferguson
          Grant & Contracts Administrator
          8 Clarkson Ave., PO Box 5630
          Potsdam, NY 13699-5630

          G. LICENSEE is responsible for costs associated with patenting, enforcing and defending any resulting patents in the Licensed Field so long and in all countries in which its license remains.

     6.   TERM AND TERMINATION

          A. The term of this Agreement is from the Effective Date to the full end of the terms or term of any patent licensed under this agreement, or for 15 years, whichever is longer and so long as LICENSEE fulfills the financial obligations set forth this Agreement;

          B. This Agreement will earlier terminate automatically if LICENSEE becomes bankrupt, insolvent and/or if the business of the LICENSEE is placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise, or upon 30 days' written notice from CLARKSON if LICENSEE breaches or defaults on its obligation to make payments (if any are due) or reports, in accordance with the terms of Article 2, unless, before the end of the 30 day period, LICENSEE has cured the default or breach and so notifies CLARKSON in writing, stating the manner of the cure, or upon 90 days' written notice if LICENSEE breaches or defaults on any other obligation under this Agreement, unless, before the end of the 90 day period, LICENSEE has cured the default or breach and so notifies CLARKSON in writing, stating the manner of the cure, or at any time by mutual written consent between LICENSEE and CLARKSON, upon 180 days' written notice to all parties and subject to any terms herein which survive termination.

          C.   If this Agreement is terminated for any cause;

               a. nothing herein shall be construed to release either party of any obligation matured prior to the effective date of the termination;

               b. after the effective date of the termination, LICENSEE may sell all Licensed Products and parts therefore it has on hand at the date of termination, if it pays earned royalties thereon according to the terms of Article 2; and

               c. LICENSEE will be bound by the provisions of Articles 10, 11, and 12 of this Agreement.

     7.   INFRINGEMENT BY THIRD PARTIES


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          A.   LICENSEE, at its own expense, must enforce any patent exclusively licensed hereunder against infringement by third parties and it is entitled to retain recovery from such enforcement. LICENSEE must pay CLARKSON a royalty on any monetary recovery if the monetary recovery is for damages or a reasonable royalty in lieu thereof. If LICENSEE does not file suit against a substantial infringer of a patent within 6 months of knowledge thereof, then CLARKSON may enforce any patent licensed hereunder on behalf of itself and LICENSEE, CLARKSON retaining all recoveries from such enforcement and/or reducing the license granted hereunder to non-exclusive.

          B. In any infringement suit or dispute, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit access to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours.

     8.   ASSIGNMENT

          Except in connection with the sale of substantially all of LICENSEE's assets to a third party, this Agreement may not be assigned by LICENSEE without the prior written consent of CLARKSON, which will not be unreasonably withheld.

     9.   PATENT MARKING

          LICENSEE must permanently and legibly mark all products and documentation manufactured or sold by it under this Agreement with a patent notice as may be permitted or required under Title 35, United States Code.

     10.  INDEMNIFICATION

          LICENSEE agrees to hold harmless and indemnify CLARKSON, its officers, employees and agents from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by LICENSEE, its Affiliates or their officers, employees, agents or representatives.

     11.  PUBLICITY

          Neither party shall use the name of the other party without that party's express written consent.

     12.  CONFIDENTIAL INFORMATION & PUBLICATION

          A. Each party agrees that all information contained in documents marked "confidential" and forwarded to one by the other (i) be received in strict


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

               confidence, (ii) be used only for the purposes of this Agreement, and (iii) not be disclosed by the recipient party, its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish competent proof that such information:

               a.   Was in the public domain at the time of disclosure,

               b. Later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns,

               c. Was lawfully disclosed to the recipient party by a third party having the right to disclose it,

               d. Was already known by the recipient party at the time of disclosure,

               e.   Was independently developed by the recipient, or

               f.   Is required by law or regulation to be disclosed.

          B. Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this Agreement is in full force and for a period of 3 years thereafter.

          C. CLARKSON will submit its manuscript for any proposed publication of research related to Licensed Subject Matter to LICENSEE at least 30 days before publication, and LICENSEE shall have the right to review and comment upon the publication in order to protect LICENSEE'S confidential information. Upon LICENSEE'S request, publication will be delayed up to 60 additional days to enable LICENSEE to secure adequate intellectual property protection of LICENSEE'S property that would be affected by the publication.

     13.  PATENTS & INVENTIONS

          If after consultation with LICENSEE, both parties agree that a patent application should be filed for Licensed Subject Matter, CLARKSON will prepare and file the appropriate patent applications, and LICENSEE will pay the costs of searching, preparing, filing, prosecuting and maintaining same. If LICENSEE notifies CLARKSON that it does not intend to pay the cost of an application, or if LICENSEE does not respond or make an effort to agree with CLARKSON on the disposition of rights in the Subject Invention, then CLARKSON may file an application at its own expense and LICENSEE will have no rights to the invention. CLARKSON will provide LICENSEE a copy of any patent application for which LICENSEE has paid the cost of filing, as well as copies of any documents received or filed with the respective patent office during the prosecution thereof.


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

     14.  SOLE AGREEMENT/CHANGE

          This Agreement, including all exhibits referenced heroin, shall be the complete Agreement of the parties hereto and shall supersede all prior agreements and understandings between the parties respecting the subject matter hereof. Any changes or modifications of this Agreement must be in writing and signed by both parties.

     15.  NEW YORK LAW

          This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York.

     16.  NOTICES

          Any notice and correspondence required by this Agreement if to the LICENSEE must be given in writing to:

          NanoDynamics,
          901 Fuhrmann Road
          Buffalo, NY 14203
          Attn: Dr. Keith A. Blakely

          Any notice and correspondence other than reports and invoices as provided for herein if to CLARKSON shall be given in writing to:

          Division of Research
          Clarkson University
          8 Clarkson Ave., Box 5630
          Potsdam, NY 13699-5630
          Attn: Dr. Rebecca J. Sutcliffe


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

The parties have caused their duly authorized representatives to execute this Agreement.

CLARKSON                                LICENSEE


By: /s/ S.V. Babu                       By: /s/ Keith A. Blakely
    ---------------------------------       ------------------------------------
    Signature                               Signature

    S. V. Babu                              Keith A. Blakely
    Vice Provost for Research               CEO

    6/30/03                                 6/30/03
    ---------------------------------       ------------------------------------
    Date                                    Date


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

                                 FIRST AMENDMENT
                              DATED AUGUST 12, 2004
                        TO LICENSE AND ROYALTY AGREEMENT
                               DATED JUNE 15, 2003

This first amendment ("Amendment") dated as of the 12th day of August, 2004 to the License and Royalty Agreement dated June 15th, 2003 by and between NanoDynamics, Inc., a corporation with principal offices in Buffalo, New York, hereinafter referred to as LICENSEE and CLARKSON UNIVERSITY, a corporation with principal offices in Potsdam, New York, hereinafter referred to as CLARKSON ("License").

Whereas, the parties previously entered into the License with respect to chemical and physical processes developed by Dr. Dan V. Goia including synthesis techniques and milling of micron and submicron powders for the synthesis of fine/ultrafine simple and composite metallic powders and flakes ("Licensed Field");

Whereas, CLARKSON and LICENSEE have done, and are continuing to do, research and development in the Licensed Field; and

Whereas, CLARKSON and LICENSEE seek to amend the License to cover the additional research, clarify certain rights of LICENSEE under the License, and amend the process for seeking patent protection.

Witnesseth:

The parties agree to amend the License as follows:

1. All capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the License.

2. The defined term "TECHNOLOGY RIGHTS" as used in this Amendment and the License is hereby amended and restated in its entirety as follows:

H. "TECHNOLOGY RIGHTS" means CLARKSON's rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data created by Dan V. Goia (Inventor) at CLARKSON either before August 12th, 2004 or after such date with respect to any research or development efforts funded by LICENSEE all as relates to chemical and physical processes developed by Dr. Dan V. Goia including synthesis techniques and milling of micron and submicron powders for the synthesis of fine/ultrafine simple and composite metallic powders. The foregoing shall cover all metals except silver which is covered by separate license agreement dated March 26, 2004.

3. The first sentence of Section 4. A. of the License is hereby amended and restated in its entirety as follows:


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

A. CLARKSON hereby grants to LICENSEE a royalty-bearing, exclusive worldwide license of the Licensed Subject Matter to manufacture, have manufactured, use, sell, offer or sublicense the Licensed Products or Licensed Subject Matter for use within the Licensed Field.

4. The royalty payable to CLARKSON under Section 5. A. shall apply to both Licensed Products sales as well as all sublicensing fees, royalties or payments.

5. Section 13 is hereby amended and restated in its entirety as follows:

13. PATENTS & INVENTIONS

LICENSEE shall provide and be responsible for patent filings, prosecutions and maintenance worldwide, including the selection of patent counsel and payment of all cost associated with such counsel as well as all costs and fees associated with filings, prosecutions and maintenance. LICENSEE shall have the right, in its sole discretion, to decide what portion of the Technology Rights to retain as trade secrets or to file for patent protection beginning in the U.S.A. All patent applications shall list CLARKSON and LICENSEE as the co-owners. LICENSEE shall promptly inform CLARKSON or CLARKSON's attorney of all actions taken by any patent office and all actions taken by LICENSEE with regard to prosecution of any patent application. CLARKSON agrees to reasonably cooperate in this effort including execution of all necessary applications, documents and writings. Once a U.S. patent application is filed, should LICENSEE elect not to prosecute such patent application in foreign countries (other than U.S.A.), LICENSEE shall notify CLARKSON in sufficient time for CLARKSON to file or continue to prosecute such applications, and LICENSEES' rights with respect to that foreign patent or patents shall terminate.

4. Except as amended by this Amendment, the License shall continue in full force and effect.

The parties have caused their duly authorized representatives to execute this Amendment as of the date above first written.

CLARKSON UNIVERSITY                     NANODYNAMICS, INC.


By: /s/ Rebecca J. Sutcliffe            By: /s/ Keith A. Blakely
    ---------------------------------       ------------------------------------
    Dr. Rebecca J. Sutcliffe                Keith A. Blakely, CEO
    Director of Research


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